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Computation of Ratio of Earnings to Fixed Charges                           F-14
Year Ended December 31                                                Exhibit 12

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(In Millions, Except Ratios)

                                                                             SAFECO CORPORATION AND SUBSIDIARIES
                                                                             (Ratio of Earnings to Fixed Charges
                                                                        Excluding Distributions on Capital Securities)

                                                                 1998          1997          1996          1995          1994
                                                                ------        ------        ------        ------        ------
Earnings:
            Income Before Income Taxes and
                  Distributions on Capital Securities           $462.8        $572.6        $578.5        $513.8        $389.7
            Total Fixed Charges Below                            168.1         109.3          76.3          89.7          75.1
            Less Interest Capitalized                             (0.5)         (2.0)         (0.1)         (0.3)         (0.8)
            Less Undistributed Loss
                  from Unconsolidated Subsidiary                    --            --           0.9           1.0           0.2
                                                                ------        ------        ------        ------        ------
                         Total Earnings                         $630.4        $679.9        $655.6        $604.2        $464.2
                                                                ======        ======        ======        ======        ======

Fixed Charges:
            Interest                                            $159.5        $101.8        $ 72.4        $ 85.4        $ 70.3
            Interest Capitalized                                   0.5           2.0           0.1           0.3           0.8
            Interest Portion of Rental Expense                     6.7           4.8           3.3           3.2           3.1
            Amortization of Deferred Debt Expense                  1.4           0.7           0.5           0.8           0.9
                                                                ------        ------        ------        ------        ------
                         Total Fixed Charges                    $168.1        $109.3        $ 76.3        $ 89.7        $ 75.1
                                                                ======        ======        ======        ======        ======

Ratio of Earnings to Fixed Charges
            Excluding Distributions on Capital Securities          3.8           6.2           8.6           6.7           6.2
                                                                ======        ======        ======        ======        ======


                                                                          SAFECO CORPORATION AND SUBSIDIARIES
                                                                          (Ratio of Earnings to Fixed Charges
                                                                        and Distributions on Capital Securities)

                                                           1998           1997           1996           1995           1994
                                                          -------        -------        -------        -------        -------
Earnings:
            Income Before Income Taxes                    $ 393.7        $ 549.8        $ 578.5        $ 513.8        $ 389.7
            Total Fixed Charges Below                       237.2          132.1           76.3           89.7           75.1
            Less Interest Capitalized                        (0.5)          (2.0)          (0.1)          (0.3)          (0.8)
            Less Undistributed Loss
                  from Unconsolidated Subsidiary               --             --            0.9            1.0            0.2
                                                          -------        -------        -------        -------        -------
                         Total Earnings                   $ 630.4        $ 679.9        $ 655.6        $ 604.2        $ 464.2
                                                          =======        =======        =======        =======        =======

Fixed Charges:
            Interest                                      $ 159.5        $ 101.8        $  72.4        $  85.4        $  70.3
            Distributions on Capital Securities              69.1           22.8             --             --             --
            Interest Capitalized                              0.5            2.0            0.1            0.3            0.8
            Interest Portion of Rental Expense                6.7            4.8            3.3            3.2            3.1
            Amortization of Deferred Debt Expense             1.4            0.7            0.5            0.8            0.9
                                                          -------        -------        -------        -------        -------
                         Total Fixed Charges              $ 237.2        $ 132.1        $  76.3        $  89.7        $  75.1
                                                          =======        =======        =======        =======        =======

Ratio of Earnings to Fixed Charges
            and Distributions on Capital Securities           2.7            5.1            8.6            6.7            6.2
                                                          =======        =======        =======        =======        =======

                                                                                     SAFECO CREDIT
                                                             1998           1997           1996           1995           1994
                                                          -------        -------        -------        -------        -------
Earnings:
            Income Before Income Taxes                    $  22.7        $  21.5        $  19.1        $  13.3        $  10.8
            Total Fixed Charges Below                        67.1           56.4           47.5           41.9           30.7
                                                          -------        -------        -------        -------        -------
                         Total Earnings                   $  89.8        $  77.9        $  66.6        $  55.2        $  41.5
                                                          =======        =======        =======        =======        =======

Fixed Charges:
            Interest                                      $  67.0        $  56.3        $  47.4        $  41.8        $  30.6
            Interest Portion of Rental Expense                0.1            0.1            0.1            0.1            0.1
                                                          -------        -------        -------        -------        -------
                         Total Fixed Charges              $  67.1        $  56.4        $  47.5        $  41.9        $  30.7
                                                          =======        =======        =======        =======        =======

Ratio of Earnings to Fixed Charges                            1.3            1.4            1.4            1.3            1.4
                                                          =======        =======        =======        =======        =======